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                                                               EXHIBIT (a)(1)(P)


BRANCH SCRIPTING FOR 2000 PERFORMANCE COMPENSATION PLAN:

IF THE PARTICIPANT WANTS TO PARTICIPATE IN THE ELECTION:

By electing to participate in the Stock Option Exchange Program, you acknowledge that you have received Delta's official offer materials. These materials are called "The Offer to Exchange Certain Outstanding Options for New Stock Options" dated May 28, 2003. Delta Air Lines is offering the 2000 PCP Stock Option Exchange Program through June 25, 2003. This is a one-time offer, which allows you to exchange your outstanding 2000 PCP stock options for a replacement grant in December 2003. The detailed terms of the exchange are described in your official offer materials and are described on-line at the HR Employee Connection. The following 2000 PCP stock options are available for exchange (provide option balances). You will be eligible to receive one replacement option in December, 2003 for every:

Insert based upon which tiers the optionee has options within:
Three options you exchange for your 1995 through 1999 grants
Two options you exchange for your 2000 and 2001 grants
1.5 options you exchange for your 2002 grants

You must exchange all options within each tier if you participate in the 2000 PCP Stock Option Exchange program.
What tier(s) would you like me to enter the election for?

IF YES THEN PROCEED WITH:

For your account, 123-45-6789 I am entering your election to participate in the option exchange program. You will receive one replacement option for every:

Insert based upon which tiers the optionee has options within:
Three options you exchange for your 1995 through 1999 grants
Two options you exchange for your 2000 and 2001 grants
1.5 options you exchange for your 2002 grants

You will receive a confirmation of your election in the mail within 7 to 10 days, and you have until June 25, 2003 (7pm ET) to change this election. Do I have your final permission to process your request?

ENTER THE ELECTION <end>



IF THE PARTICIPANT WANTS TO CANCEL THEIR ELECTION:

"For your account, 123-45-6789 I am canceling your election to participate in the option exchange program for <Insert Tier numbers>. You will receive a confirmation of your cancellation in the mail within 7 to 10 days. You have until June 25, 2003 (7pm EST) to change this election. Do I have your final approval to cancel your prior election?"


***IF THE PARTICIPANT WOULD LIKE TO DELETE AN ELECTION DURING NON-PHONE COVERAGE HOURS (Mon - Fri. after 7 p.m. and Sat and Sun.) THEY MAY FAX THE WITHDRAWAL FORM TO 770-392-6627.